UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

IPIX CORPORATION
(Exact name of registrant as specified in its charter)

        DELAWARE                   000-26363                     52-2213841
        (State or other                  (Commission                     (IRS Employer
        jurisdiction of incorporation)              File Number)                   Identification Number)

12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA 20910
                            (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (703) 674-4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Furnished as Exhibit 99.1 is a copy of IPIX Corporation's earnings release for the fourth quarter and full year end, which was issued March 2, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibit is furnished pursuant to Item 2.02, is not to be considered "filed" under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of IPIX Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit No.	Description
99.1	Press Release dated March 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPIX CORPORATION

Dated: March 2, 2006                    /s/ Charles A. Crew
Charles A. Crew
Chief Financial Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE
March 2, 2006

Contact: Stephanie Kantor Holtzman
(703) 674-4151

stephanie.holtzman@ipix.com

IPIX REPORTS RESULTS 2005

RESTON, VA -March 2, 2006 - IPIX Corporation (NASDAQ: IPIX), a premier supplier of advanced, 360˚ visual business intelligence solutions, announced its fourth quarter and full year 2005 earnings.

Revenue almost doubled in the fourth quarter ended December 31, 2005 to $1.8 million from $0.9 million in the comparable quarter the prior year. Net loss to common shareholders in the fourth quarter was ($5.1) million or ($0.18) a share compared to ($4.8) million or ($0.22) a share in the comparable quarter the prior year. In 2004, net loss to common shareholders included loss from discontinued operations of ($1.0) million or ($0.04) a share.

Annual revenue for 2005 was $5.4 million, a forty percent increase from the previous year. Net loss to common shareholders year for the ended December 31, 2005 was ($22.5) million or ($0.91) per share compared to a net loss of ($15.6) million or ($0.95) per share in the comparable period the prior year. In 2005 and 2004, net loss to common shareholders included loss from discontinued operations of ($1.4) million or ($0.06) a share and ($4.9) million or ($0.30) a share respectively.

IPIX demonstrated increased traction in its vertical markets. Video sales for the year 2005 increased 47% over 2004. In addition, professional service revenue continued to increase in the fourth quarter under IPIX’s $2.4 million research contract with the Department of Defense Advanced Research Projects Agency (DARPA) to research and build the world’s highest resolution video camera.

Restructuring expenses include personnel, rent, IT infrastructure relocation, and fixed asset valuation, which were associated with the company’s continuing commitment to streamline operations and consolidate resources. Additionally, the company incurred significant legal expense in 2005 for patent litigation and for accounting and professional fees related to the second year of Sarbanes Oxley reporting requirements.

“The result for 2005 clearly demonstrates the growing demand for visual solutions for business intelligence,” said IPIX President and CEO Clara Conti. “During 2005 the company undertook many measures to help us conserve cash resources, minimize operational redundancies and align internal resources to take full advantage of the growing demand for immersive technology solutions. While I am disappointed in the financial results for 2005, I am very pleased with the progress we have made this past year toward establishing IPIX as a premier supplier of I.P. camera technology in several significant vertical markets.”

About IPIX

IPIX Corporation is the leading developer of advanced, 360˚ visual technologies for government and commercial applications. We combine experience, patented technology and strategic partnerships to deliver visual business intelligence solutions worldwide. www.ipix.com

####

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts and are based on current expectations.

Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including: changes in the demand for our products and services; our third-party supplier's ability to deliver high quality components to us in a timely fashion; our ability to control or effect reductions in costs; uncertainty regarding our ability to continue as a going concern; our ability to raise capital and fund our operations; our ability to attract and retain highly qualified personnel; our ability to design, manufacture and deliver high quality products in a timely fashion; and, the burdens and costs of defending against potential infringement claims.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms S-3 and Forms 8-K (www.sec.gov).

IPIX Corporation
Condensed Consolidated Statements of Operations

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(audited)

(In thousands, except per share data)

REVENUES:
Hardware	$ 648	$ 585	$ 2,523	$ 2,476
Services	805	22	1,728	189
Licenses & Other	347	302	1,148	1,199
Total revenue	1,800	909	5,399	3,864

COST OF REVENUES:

Hardware	654	788	2,172	2,320
Services	688	11	1,382	108
Licenses & Other	8	17	31	98
Total cost of revenue	1,350	816	3,585	2,526

Gross profit	450	93	1,814	1,338

OPERATING EXPENSES:
Sales and marketing	1,532	1,212	7,125	4,305
Research and development	603	567	2,493	2,065
General and administrative	2,811	1,652	10,125	4,490
Restructuring and impairment	612	170	3,053	170
Total operating expenses	5,558	3,601	22,796	11,030

Loss from operations	(5,108)	(3,508)	(20,982)	(9,692)
Interest income (expense) and other	145	(170)	322	(118)

Loss from continuing operations	(4,963)	(3,678)	(20,660)	(9,810)
Loss from discontinued operations, net of taxes	—	(1,023)	(1,360)	(4,925)

Net loss	(4,963)	(4,701)	(22,020)	(14,735)
Preferred stock dividends	(108)	(117)	(439)	(874)

Net loss available to common stockholders	$ (5,071)	$ (4,818)	$ (22,459)	$ (15,609)

Basic and diluted loss per share:
Continuing operations	$ (0.18)	$ (0.18)	$ (0.85)	$ (0.65)
Discontinued operations	—	(0.04)	(0.06)	(0.30)
Net loss per common share available to common stockholders- basic and diluted	$ (0.18)	$ (0.22)	$ (0.91)	$ (0.95)

Weighted average common shares - Basic and diluted	27,431	21,460	24,799	16,470

IPIX Corporation
Condensed Consolidated Balance Sheets

	December 31, 2005 [1]	December 31, 2004[2]
	(000s)
ASSETS
Current assets:
Cash, cash equivalents, and short term investments	$6,340	$14,229
Accounts receivable	1,348	414
Inventory, net of reserves of $214 and $346	2,145	2,334
Prepaid and other current assets	1,159	1,512
Assets held for sale, net	28	321
Total current assets	11,020	18,810

Computer hardware, software and other, net	1,191	716
Restricted cash and other long-term assets	80	718
Total assets	$12,291	$20,244
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,543	$1,043
Accrued liabilities	3,350	3,844
Total current liabilities	5,893	4,887

Other long-term liabilities	53	142
Total liabilities	5,946	5,029

Total stockholders’ equity	6,345	15,215
Total liabilities and stockholders' equity	$12,291	$20,244

(1) The December 31, 2005 balances are unaudited.
(2) The December 31, 2004 balances were derived from the audited consolidated financial statements.